Exhibit 99.1

SL Industries Names William T. Fejes Jr. Chief Executive Officer

MT. LAUREL, N.J., June 29 /PRNewswire-FirstCall/ -- SL Industries, Inc. (Amex: SLI) ("SLI" or the "Company") announced today that William T. Fejes, Jr. has been named President and Chief Executive Officer of the Company, effective immediately.

"We welcome Bill to SLI," said Glen Kassan, Chairman of the Board. "With many years of experience in successfully developing and managing businesses including driving operating excellence programs including lean cell-based production techniques, Bill's leadership and skills will further enhance SLI's ability to engineer innovative solutions for our customers and position the Company for continuing growth as the global economy recovers."

Mr. Fejes formerly served as Chief Operating Officer of Seakeeper, Inc. From 2004 to 2007, Mr. Fejes served as President and Chief Executive Officer of TB Wood's Corporation, a  former Nasdaq listed company that designs, manufactures and markets industrial power transmission components. During his tenure, Mr. Fejes enhanced operating excellence programs, including lean productivity processes, across the organization, resulting in earnings increasing from break-even to $9.5 million and market capitalization more than doubling. Mr. Fejes successfully managed the sale of the company.

 "I appreciate the great confidence that the Board has placed in me to lead SL Industries to a new level of profitability," Mr. Fejes stated. "I look forward to working with the Board of Directors, our customers, employees and all other stakeholders as we pursue new and exciting opportunities."

Earlier in his career, Mr. Fejes spent 18 years at Danaher Corporation, a $10+ billion NYSE company that designs, manufactures and markets industrial and consumer products. While at Danaher, he rose to become President of Danaher Motion Specialty Motors Division, with profit and loss responsibility for seven operating units located in the U.S., Europe, and Asia.

About SL Industries

SL Industries, Inc. designs, manufactures and markets power electronics, power motion, power protection, teleprotection and communications equipment and systems that are used in a variety of medical, aerospace, computer, datacom, industrial, telecom, transportation and electric power utility equipment applications. For more information about SL Industries, Inc. and its products, please visit the Company's web site at www.slindustries.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's filings and reports with the Securities and Exchange Commission. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contact:

William Fejes

Phone: 856-727-1500

Facsimile: 856-727-1683